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                                                                      Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference and use of our report dated August 25, 1999, (except for Note C, which is as of September 23,
1999) on the consolidated financial statements of Perrigo Company and subsidiaries which appears on page 33 of this Form 10-K for the year ended July 3, 1999 in the previously filed registration statements for that company's 1988 Employee Incentive Stock Option Plan as amended (Registration No. 33-46265), 1989 Non-qualified Stock Option Plan for Directors as amended (Registration No. 33-46264), L. Perrigo Investment Plan and Trust (Registration No. 33-46262), Perrigo Company of Tennessee, Inc. Retirement Income Savings Plan
(Registration No. 33-46263) and Perrigo Company Missouri, Inc. Investment Plan and Trust (Registration No. 33-90886).



                                                    By: /s/ BDO Seidman, LLP
                                                        ------------------------
                                                        BDO Seidman, LLP

Grand Rapids, Michigan
September 23, 1999



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